UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012

Progenics Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23143	13-3379479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today completed its previously-announced underwritten public offering of 12,650,000 primary shares of common stock at a public offering price of $2.00 per share, including 1,650,000 shares purchased by the underwriter, Jefferies & Company, Inc., upon full exercise of the option granted it by the Company. Net proceeds to Progenics were approximately $23.3 million, after deducting underwriting discounts and commissions and estimated offering expenses. Jefferies acted as sole book-running manager for the offering, which utilized a portion of the Company's $100 million shelf registration statement, including a November 29, 2012 prospectus supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Senior Executive Director,
Financial Reporting & Treasurer
(Principal Financial and Accounting Officer)

Date: December 4, 2012